Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, Florida 33401

(561) 515-1900

FOR FURTHER INFORMATION:

Jack Dunn, President & CEO

(561) 515-1900

Investors: Gordon McCoun

(212) 850-5600

Media: Andy Maas

(212) 651-7133

FOR IMMEDIATE RELEASE

FTI CONSULTING, INC. ENTERS INTO $209.4 MILLION ACCELERATED STOCK BUYBACK

WITH GOLDMAN, SACHS & CO.

•    FTI CONSULTING INCREASES EARNINGS GUIDANCE

West Palm Beach, FL, March 3, 2011 — FTI Consulting (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today announced that FTI Consulting has entered into a $209.4 million accelerated stock buyback transaction with Goldman, Sachs & Co. FTI Consulting will repurchase these shares completing the $500 million stock repurchase program that it announced on November 4, 2009.

In November 2009, FTI Consulting entered into a collared accelerated stock buyback master confirmation agreement with Goldman Sachs. As contemplated by that master confirmation, FTI Consulting has executed a supplemental confirmation to initiate this additional accelerated stock buyback transaction.

FTI Consulting will pay $209.4 million to Goldman, Sachs & Co. from available cash on hand to repurchase outstanding shares of its common stock and will receive a substantial majority of the shares to be delivered under the accelerated stock buyback by no later than March 7, 2011. The specific number of shares that ultimately will be repurchased will be based generally on the volume-weighted average share price of our common stock during the term of the repurchase agreement, subject to provisions that establish minimum and maximum numbers of shares. Goldman Sachs is expected to purchase shares of FTI Consulting common stock in the open market in connection with the accelerated stock buyback. The supplemental confirmation contemplates that final settlement may occur in December 2011, although under certain circumstances, in Goldman Sachs’ discretion, the completion date may be accelerated. At settlement, FTI Consulting may be entitled to receive additional shares of common stock from Goldman Sachs or under certain circumstances may be required to make a payment to Goldman Sachs. All of the repurchased shares will be retired.

Updated 2011 Guidance

As a result of entering into the accelerated stock buyback transaction and the associated retirement of repurchased shares, FTI Consulting has adjusted 2011 full year earnings guidance to a range of $2.20 to $2.40 diluted EPS based on the minimum shares to be delivered. This updated guidance does not include any additional shares that may be repurchased under this accelerated stock buyback as the amount, if any, of additional shares cannot be determined at this time. This updated guidance also does not include any effect of the recently closed transaction with LECG nor does it contemplate any other changes that may result from future transactions, if any, with LECG or any other potential future acquisitions.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,600 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve uncertainties and risks. The statements in this press release that could be deemed forward-looking statements include statements regarding FTI Consulting’s 2011 earnings guidance and the repurchase of $209.4 million of common stock from Goldman, Sachs & Co., the expected completion dates of the repurchases, our source of funds for the repurchases, and our plans with respect to the repurchased shares. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the market prices of our common stock during the term and after the completion of the accelerated stock buyback; the ability of Goldman Sachs to buy or borrow shares of our common stock; the uncertainty regarding FTI Consulting’s future financial results; ability to complete the share repurchases within the proposed timing or at all; the number of shares that ultimately will be repurchased; the uncertainty regarding the amount and timing of future share repurchases by FTI Consulting and the origin of funds used for such repurchases; the impact of global economic conditions; general market volatility and other risks described under the heading “Item 1A. Risk Factors” in our most recent Form 10-K and in FTI Consulting’s other filings with the Securities and Exchange Commission. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations or beliefs will be realized. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.